                             DISTRIBUTION AGREEMENT

     AGREEMENT made this 23rd day of October, 2003, between MORGAN STANLEY
INSTITUTIONAL LIQUIDITY FUNDS., a Massachusetts business trust (the "Fund"), and
MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:
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     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company and it is in the interest of the Fund to offer its shares for sale continuously and to appoint a principal underwriter for the purpose of facilitating such offers and sales;

     WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's shares of beneficial interest ("Shares"), to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

     NOW, THEREFORE, the parties agree as follows:

     Section 1. Appointment of the Distributor.

     The Fund hereby appoints the Distributor its exclusive underwriter in connection with the offering and sale of the Shares on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act hereunder.

     Section 2. Services and Duties of the Distributor.

     (a) The Distributor agrees to sell, as agent for the Fund, from time to time during the term of this Agreement, Shares upon the terms described in the
Prospectus. As used in this Agreement, the term "Prospectus" shall mean the prospectus included as part of the Fund's Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term
"Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Fund with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration
Statement is amended by any amendments thereto at the time in effect.

     (b) Upon commencement of the Fund's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Fund and will transmit such orders as are so accepted to the Fund's transfer and shareholder servicing agent as promptly as practicable. The Distributor shall promptly forward to the Fund's Custodian funds received in respect of purchases of shares in accordance with the instructions of the Fund's Administrator. Purchase orders shall be deemed effective at the time and in the manner set forth in the
Prospectus.

     (c) In connection with such purchases and redemptions, the Fund authorizes and designates the Distributor to take any action, and to make any arrangements for the collection of purchase monies or for the payment of redemption proceeds authorized or permitted to be taken

or made in accordance with the 1940 Act and as set forth in the Declaration of
Trust, By-Laws and the then-current Prospectus of the Fund.

     (d) The authority of the Distributor under this Section 2 may, with the consent of the Fund, be redelegated in whole or in part to another person or firm. If, consistent with this paragraph, the Distributor enters into selling agreements with other brokers or dealers as selling agents or selected dealers, it agrees to do so on a form approved by the Fund's officers.

     (e) The offering price of the Shares shall be the net asset value
(determined as set forth in the Prospectus) per Share next determined following receipt of an order. The Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

     (f) The Distributor shall not be obligated to sell any certain number of
Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

     Section 3. Duties of the Fund.

     (a) The Fund agrees to sell its Shares so long as it has Shares available for sale and to cause the Fund's transfer and shareholder servicing agent to record on its books the ownership of (or deliver certificates, if any, for) such
Shares registered in such names and amounts as the Distributor has requested in writing or other means of data transmission, as promptly as practicable after receipt by the Fund of the net asset value thereof and written request of the
Distributor therefor.

     (b) The Fund shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

     (c) The Fund shall take, from time to time, such steps, including payment of the related filing fee, as may be necessary to register its Shares under the
1933 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration
Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

     (d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states;

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provided that the Fund shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the
Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

     Section 4. Expenses.

     (a) The Fund shall bear all costs and expenses of the continuous offering of the Shares in connection with: (i) its fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectuses required to be filed by and under the federal and state securities laws, (iii) the preparation and mailing of annual and interim reports, prospectuses and proxy materials to shareholders and
(iv) the qualifications of Shares for sale and of the Fund as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

     (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Fund and other materials used by the Distributor in connection with its offering of the Shares for sale to the public, including the additional cost of printing copies, at printer's over-run cost, of the Prospectus and of annual and interim reports to shareholders other than copies thereof required for distribution to shareholders or for filing with any federal and state securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the
Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

     Section 5. Indemnification. The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the
Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses
(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the
Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration
Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the
Distributor to the Fund for use in the Registration Statement or Prospectus;
provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Director of the fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Director or controlling person unless a court of competent jurisdiction shall

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determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and
further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issue and sale of any Shares.

     The Distributor agrees to indemnify, defend and hold the Fund, its
Directors and officers and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Directors or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its Directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the preparation of the
Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in such information or a fact necessary to make such information not misleading, it being understood that the
Fund will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and Prospectus. The Distributor's
agreement to indemnify the Fund, its Directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Fund, its Directors or officers or any such controlling person, such notification to be given to the
Distributor at its principal business office.

     Section 6. Compliance with Securities Laws. The Fund represents that it is registered as a diversified open-end management investment company under the
1940 Act, and agrees that it will comply with the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d), applicable state "Blue Sky"
laws. The Distributor agrees to comply with the applicable terms and provisions of the Securities Exchange Act of 1934.

     Section 7. Term of Agreement; Termination. This Agreement shall commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

     This Agreement shall terminate automatically in the event of its assignment
(as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time,

                                      -4-

without penalty, on not more than sixty days' nor less than thirty days' written notice to the other party.

     Section 8. Notices. Any notice required to be given pursuant to this
Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at Morgan Stanley & Co. Incorporated,
1221 Avenue of the Americas, 22nd Floor, New York, N.Y. 10020, Attention: Mary
E. Mullin, or (2) to the Fund at Morgan Stanley Institutional Liquidity Funds,
1221 Avenue of the Americas, 22nd Floor, New York, N.Y. 10020, Attention:
Secretary.

     Section 9. The Directors have authorized the execution of this Agreement in their capacity as Directors and not individually and the Distributor agrees that neither the shareholders nor the Directors nor any officer, employee, representative or agent of the Fund shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Fund, that the shareholders,
Directors, officers, employees, representatives and agents of the Fund shall not be personally liable hereunder, and that it shall look solely to the property of the Fund for the satisfaction of any claim hereunder.

     Section 10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                               MORGAN STANLEY & CO. INCORPORATED

                               By: /s/ Ronald E. Robison
                                   -----------------------------------------
                                   Ronald E. Robison

                               MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

                               By: /s/ Ronald E. Robison
                                   -----------------------------------------
                                   Ronald E. Robison

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